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                                                                  EXHIBIT 10(ii)
                                                                  --------------


                         PFIZER RETIREMENT ANNUITY PLAN
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                          (As Amended through 11-6-97)


                                   SECTION 1
                                  Definitions
                                  -----------

Wherever used in this Plan:

     "Anniversary Year" means 1) the twelve-month period following the date on which an employee first begins his employment with an employer, as well as successive twelve-month periods thereafter, and 2) the twelve-month period following the date on which an employee returns to the employ of the Company or an Associate Company after incurring a one-year break in service, as well as successive twelve-month periods thereafter. No anniversary year shall be credited for purposes of vesting unless in such anniversary year the employee has completed 1,000 or more hours of service for an employer.

     "Annuitant" means a person receiving annuity payments under this Plan.

     "Annuity trust fund" means the trust fund created by the Company to finance annuities under this Plan.

     "Associate Company" means any corporation which adopts this Plan and executes the Trust Agreement pursuant to the provisions of Section 11 hereof and when action is required to be taken hereunder by an Associate Company such action shall be authorized by its Executive Committee or its Board of Directors.

     "Company" means Pfizer Inc, a Delaware corporation, and any predecessor or successor corporation and when action is required to be taken hereunder by the Company, such action shall be authorized by the Executive Committee or the Board of Directors of the Company.

     "Earnings" means the actual salary, wages, bonus, or other remuneration earned by an employee from an employer for his service with the employer, as determined by such employer, provided that no part of the cost of any employee benefit, including without limitation stock options, perquisites and group insurance, shall constitute earnings hereunder; and further provided that any remuneration received in the form of salary continuation by an employee while no longer performing services for the Company as an employee shall not be credited hereunder. No part of any bonus or other remuneration forming part of the compensation of any employee shall be used as a basis for a retirement annuity under this Plan, if such bonus should cause such annuity to become discriminatory under the applicable provisions of the Internal Revenue Code.

     "Employee" means a person who is  employed by an employer.

     "Employer" means the Company or any Associate Company. For purposes of Sections 410 and 411 of the Internal Revenue Code, "Employer" also shall mean any corporation or other trade or business that is treated under the first sentence of Section 414(b) or under Section 414(c), 414(m) or 414(o) of the Internal Revenue Code as constituting the same "employer" as the Company or an Associate Company, with respect to any period of such affiliated status.

     "Disability Leave Status" means the status of a member who has been determined, pursuant to Section 4e. hereof, to be totally and permanently disabled and who has fully utilized his benefits under the employer's short-term disability program.

     "Final Average Earnings" means the member's earnings, excluding any severance payments, which represent the highest average for a period of five consecutive calendar years prior to termination of service or
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retirement, during which he rendered Creditable Service; provided that, for purposes of this computation, in the case of a member who has fewer than five full prior calendar years of service, but who otherwise has a vested interest pursuant to Section 4c., such average shall be based upon his actual full calendar years of earnings prior to termination of service or retirement. The amount of earnings taken into account for any calendar year in determining an employee's Final Average Earnings shall not exceed the dollar limitation under
Section 401(a)(17) of the Internal Revenue Code in effect for such year, as adjusted for the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code and the regulations and other guidance issued thereunder.

     "Hours of Service" means all hours for which an employee is directly or indirectly paid, or entitled to payment (including back pay for periods for which such awards pertain), by the employer, or any company which is a member of the same control group of corporations as the Company at the time of such service within the meaning of Section 1563(a) of the Internal Revenue Code for the performance of duties, or for reasons other than the performance of duties, such as vacation, accident, injury, sickness, short-term disability or authorized leave of absence. In the case of a payment which is made or due on account of a period during which an employee performs no duties, hours of service will be determined in accordance with Department of Labor regulations
(S) 2530.200b-2(b) and (c).

     "Leased Employee" means any person who is not an employee of the employer and who provides services to the employer if such services are provided pursuant to an agreement between the employer and another, such person has performed such services for the employer on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed in the business field of the employer, by employees.

     "Member" means an employee or former employee to whom an annuity is credited under the Plan.

     "One-year break in service" shall be an anniversary year in which the member does not perform more than five hundred hours of service.

     "Primary Social Security Benefit" means the annual amount available to the member at age 65 under the Old Age Insurance provisions of Title II of the Social Security Act in effect at the time of his termination of employment, without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment, subject to the following.
If any employee terminates service prior to age 65, his Primary Social Security Benefit shall be estimated by assuming continuation of his earnings until age 65 at the same rate in effect at termination of employment; provided however, that, if the employee retires pursuant to Section 4d.(ii), his Primary Social Security Benefit shall be estimated by assuming that he will not receive any income after retirement which would be treated as wages for purposes of the Social Security Act. The Retirement Committee may adopt rules governing the computation of such amounts, and the fact that an employee does not actually receive such amount because of failure to apply or continuance of work, or for any other reason, shall be disregarded. Notwithstanding the foregoing, actual salary history will be used to calculate the Primary Social Security Benefit if this will result in a larger benefit under the Plan for the employee but only if documentation of such history is provided by the employee within two years after the later of his termination of employment or the date the employee receives notice of his benefits under the Plan.

     "Retire" means to terminate service by a Member who is an Employee in the service of an Employer after meeting the requirements of Sections 4a., b. or d., respectively, for normal retirement, late retirement or early retirement hereunder.

     "Retirement Annuity" means the payments made pursuant to Section 4a., b. or
d. of the Plan to retired members or their beneficiaries.

     "Trustee" means the trustee appointed by the Company to hold and invest the annuity trust fund.

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     "Vest" means to acquire, in accordance with the express provisions of the
Plan, an interest in an annuity under the Plan.

     "Vested Annuity" means the payments made pursuant to Section 4c. of the Plan.

     The masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine.


                                   SECTION 2
                          Eligibility for Membership
                          --------------------------

     a. Employees of the Company: All persons who were in the regular service of the Company on January 1, 1943 shall be included in the membership of the Plan as of January 1, 1943. All persons who entered the regular service of the Company after January 1, 1943 and prior to September 1, 1961, became members of the Plan as of the date of employment. All employees who enter the service of the Company on or after September 1, 1961 become members of the Plan as of the date of their employment provided they are: (1) included in a group or class designated by the Company as eligible for membership in the Plan and (2) in the service of an employer within the United States of America or United States citizens in the service of an employer outside of the continental limits of the United States of America. An employee who is a United States citizen and who is employed outside the continental limits of the United States of America in the service of a foreign subsidiary (including foreign subsidiaries of such foreign subsidiary) of the Company shall be included in the membership of the Plan, provided that the Company has entered into an agreement under Section 3121(1) of the Internal Revenue Code which applies to the foreign subsidiary of which such person is an employee and provided further, that contributions under a funded plan of deferred compensation (whether or not a plan described in Section 401(a), 403(a), or 405(a), of said Code) are not provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary. The groups and classes designated by the Company are set forth in Schedule A.

     b. Employees of Associate Companies: Wherever a corporation became an Associate Company prior to September 1, 1961, all persons, who were in the regular service of such corporation on the date it became an Associate Company, became members of the Plan as of such date. Subject to Section 2a. hereof, wherever a corporation becomes an Associate Company after September 1, 1961, all employees who are in the service of such corporation on the date it becomes an Associate Company become members of the Plan as of such date and all employees who enter the service of a corporation after it has become an Associate Company become members of the Plan as of the date of employment.

     c. Leased Employees: No leased employee shall be eligible to become a member of the Plan. However, if a leased employee becomes an employee of the Company, all years of service completed while a leased employee shall be credited solely for purposes of vesting pursuant to Section 4c. of the Plan.

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                                 SECTION 3
                          Service Credited Under Plan
                          ---------------------------

     a. Prior Service: Service rendered by a person who is in the service of an employer, before the date on which he becomes a member (in the case of an employee becoming a member after December 12, 1951), who continues in service on and after the date he becomes a member shall be known as "Prior Service" except as provided in Section 4a. and Section 11.

     b. Membership Service: Service rendered by an employee for an employer after the date he becomes a member shall be known as "Membership Service."

     c. Special Service: Service rendered outside the United States, by a person employed by a corporation which is a subsidiary or affiliate of the Company, but not an Associate Company, at the time of such service (1) before the date on which he becomes a member, who continues in service on and after the date he becomes a member, or (2) during a period of interrupted Membership Service followed by a return to such Service, shall be known as "Special Service."

     d. Creditable Service: Membership Service plus Prior Service and Special Service, if any, shall be known as "Creditable Service" under the Plan. A member shall be credited with a full year of Creditable Service under the Plan only if he completes at least 1,000 hours of service within an Anniversary Year and no fractional years will be credited under the Plan; provided, however, that for purposes only of (1) determining the Social Security calculation used in
Section 4a.2 and (2) determining a member's annuity under Section 4, and his eligibility for early retirement under clauses (i) and (ii) of Section 4d. below, the member's Creditable Service shall be determined on the basis of his number of months of Membership Service plus Prior Service and Special Service without regard to whether he completes at least 1,000 hours of service within an Anniversary Year.

     e. Military Service: For the purpose of this Plan, those employees who were in the service of the Armed Forces of the United States, at the time they would have become eligible for membership under the Plan except for such service, or who subsequently enlisted in or were inducted into said Armed Forces, shall be credited with all the benefits under this Plan for service actually rendered to an employer prior to their entrance into said Armed Forces, and shall be credited with time spent on active duty in said Armed Forces for the purposes of computing length of service and benefits payable under the Plan; provided that such employees return to active service with an employer within the time limits provided by law after their separation or discharge from active duty from said Armed Forces, having satisfactorily completed their period of training and service.

     f. Leave of Absence: Interruption of active service on account of leave of absence authorized by the employer, leave of absence taken under the Family and Medical Leave Act of 1993, as it may be amended from time to time, and any regulations and other official guidance issued thereunder ("FMLA"), or transfer on Special Service shall not be considered termination of service.
Time spent on authorized leave of absence shall be credited for the purpose of computing length of service and benefits payable under the Plan on the following basis: members shall receive credit for each full year spent on authorized leave of absence for each full year of Creditable Service that they render to an employer following return to active service, except that time spent on authorized leave of absence for medical reasons or under the FMLA shall be credited without requirement of subsequent Creditable Service and time spent on Civic Leave shall be credited after the member has returned to active service for three (3) months. Notwithstanding the foregoing, in the case of Maternity/Paternity Leave, as defined below, up to 501 hours of service shall be credited in the anniversary year in which the Maternity/Paternity Leave begins, if the employee would otherwise have incurred a one-year break in service in that anniversary year, otherwise up to 501 hours of service shall be credited in the following anniversary year to prevent a one-year break in service. Maternity/Paternity Leave means an absence from work (1) by reason of the pregnancy of an employee, (2) by reason of the birth of a child of an employee,
(3) by reason of the placement of a child with the employee in connection with the adoption of the

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child, or (4) for the purposes of caring for the child during the period immediately following the birth or placement for adoption.

     g. Termination of Service: On termination of service, and after he has subsequently incurred a one-year break in service, a person shall forfeit all credit for service previously credited under the Plan unless:

     (1) He is reemployed before incurring five consecutive one-year breaks in service; or

     (2) He is reemployed after his termination of service and thereafter completes at least 24 consecutive months of Creditable Service; or

     (3) He is eligible to receive a retirement benefit or a vested annuity under Section 4c.

     If a reemployed employee does not forfeit his service credit as provided above, for purposes only of determining his "Final Average Earnings," the last calendar year in which he rendered Creditable Service shall be treated as being consecutive with the first calendar year in which he renders Creditable Service after his reemployment.

     h. General: For the purpose of this Plan, length of service shall be computed in accordance with the employment records of the employer, or of a subsidiary or affiliated corporation of the Company, as the case may be. No employee may voluntarily terminate his status as an active participant in the Plan during his period of employment. The period over which an employee receives remuneration in the form of salary continuation while no longer performing services for the Company as an employee shall not be credited hereunder.


                                   SECTION 4
                             Benefits to Employees
                             ---------------------

     a. Normal Retirement: Each member who attains his normal retirement date, i.e., age 65, shall be eligible for normal retirement as of the first day of the month following, and if permitted under the provisions of the Age Discrimination in Employment Act, as amended, and other applicable law, shall be retired as of the first day of the month following.

     Upon normal retirement, a member shall receive a retirement annuity, subject to the provisions of and payable in the form described in Section 4f. hereof, which shall accrue and be equal to the greatest of:

     1. 1.4 per cent of his Final Average Earnings multiplied by his years of Creditable Service, but in no event more than 35 years; or

     2. 1.75 per cent of his Final Average Earnings multiplied by his years of Creditable Service, but in no event more than 35 years, less 1.50 per cent of his Primary Social Security Benefit multiplied by his years of Creditable Service, but in no event more than 35 years; or

     3. The accrued benefit as of September 30, 1997 payable to him under the provisions of the Plan as of that date.

     (1) In the case of any group or class which is designated as eligible for membership in the Plan commencing as of a date after September 1,1961, the employer may limit the Prior Service of persons included in such group or class to service rendered on and after a date to be determined by the employer.

     (2) Except in the case of a person in the service of a corporation which becomes an Associate Company after September 1, 1961, the Prior Service benefits of any employee who is a member of the Plan, but who was absent from the employer during all or part of the calendar year next preceding the date he

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becomes a member, because of sickness, disability, service in the Armed Forces of the United States, or like reasons beyond his control, and who entered the service of the employer prior to such calendar year, shall be computed by including such calendar year in Creditable Service.

     The earnings he is deemed to have received in such calendar year during the period of absence shall be based on a forty-hour week at his straight-time rate of pay at the time of leaving the employer and any increased rate to which he would have been entitled as a result of automatic length-of-service increases or a general increase, and any bonuses or other payments made in such calendar year during such period of absence to which he would normally have been entitled.

     b. Late Retirement: In the event that a member remains in service after attainment of his normal retirement date, he may retire on his own application setting forth a date for retirement which shall be the first of the month not less than 30 days following the filing of the application.

     c. Vesting: Upon the completion of 5 Anniversary Years of Creditable Service, a member shall acquire a vested interest in an annuity under the Plan. Upon termination of service such a member shall be entitled to receive a vested annuity at age 65, equal to the amount which his Creditable Service up to the date of his termination would then provide; or, at any time prior to age 65, such a member may elect to receive such an annuity on the first day of any month following such election, which shall be computed by applying the percentages set forth in Schedule B hereof to the amount of the annuity computed in accordance with Section 4a., provided he is at least 55 years of age. Notwithstanding anything herein to the contrary, a member who is not otherwise vested, shall become vested upon attaining his normal retirement date, i.e., age 65.

     d. Early Retirement: Any member may retire before the attainment of age 65 provided: (i) he has reached age 55 and has 10 years or more of Creditable Service; or (ii) his attained age when added to his years of Creditable Service equals or exceeds 90. On early retirement, a member shall receive a retirement annuity commencing at age 65, equal to the annuity to which his Creditable Service up to the date of his retirement would then produce, or, at his election made at any time prior to age 65, a retirement annuity commencing on the first day of any month following his earlier retirement and prior to age 65, which shall be computed by applying the percentages set forth in Schedule C hereof to the amount of the annuity computed in accordance with
Section 4a.; provided that, if a member's attained age when added to his years of Creditable Service equals or exceeds 90, his retirement annuity shall not be so reduced regardless of age.

     e. Disability Leave Status: Upon total and permanent disability as determined on or after January 1, 1974 by a physician appointed by the employer, a member who has completed at least 5 years of Creditable Service will be eligible for Disability Leave Status. Such status may be terminated or suspended by the Retirement Committee if at any time before age 65 the member again engages in regular full-time employment, fails or refuses to undergo any medical examination ordered by the Retirement Committee, or the Retirement Committee determines on the basis of medical examination that the member has sufficiently recovered to engage in regular full-time employment. While on Disability Leave Status, a member will be credited with Membership Service, and with earnings at the same rate as he had earned in the calendar year prior to the calendar year in which he became totally and permanently disabled, until the member retires, or his Disability Leave Status is sooner terminated or suspended.

     f.      Form of Benefit Payments:

     (1) Normal Form: If a member is married on the date his benefits commence, such member shall receive a benefit payable in the form of a joint and survivor annuity which shall provide for an amount actuarially reduced from the amount computed under Section 4a. to be paid to the member for his lifetime; and for an annuity in an amount equal to one-half of such reduced amount to be paid to the member's spouse to whom he was married on the date his benefits commence, for her lifetime, if surviving at the time of the member's death. The form of benefit shall also provide that if the member dies after retirement but prior to the date on which his benefit becomes payable, his surviving spouse will nevertheless be entitled to receive the lifetime annuity to which she would otherwise be entitled beginning at the date that the member's annuity would have become payable and under such circumstances, at her option, the surviving spouse may elect to have benefits commence prior to the date on which the member's annuity would have become payable on an appropriately reduced actuarial basis. The benefit payable to the member and his spouse shall have the equivalent actuarial value of the benefits determined under Section 4a. above. In lieu of such a joint and survivor annuity, such a member may, in accordance with Section 417 of the Internal Revenue Code, elect in writing, with the consent of his spouse, at any time prior to the commencement of his benefits, to receive his benefits in the form of a single annuity payable for his lifetime as computed under Section 4a. above, or may revoke any such election previously made by him. Notwithstanding the foregoing, if a member becomes divorced from his spouse after his benefits commence, such member may elect in writing to cancel such joint and survivor annuity and to receive his benefits thereafter in any form permitted under the Plan; provided that, (1) the member obtains a valid written release from his former spouse releasing the Plan from any claim the former spouse may have against the Plan and (2) the member's benefit is adjusted actuarially, including, but not limited to, adjustments for the value of benefits previously paid and for the value of the protection provided by the canceled joint and survivor annuity while in was in effect.

     A member who is not married at the time that his benefits commence will receive his benefits in the form of a single annuity payable for his lifetime as computed under Section 4a. above.

     (2) Optional Forms: At any time within 90 days prior to the commencement of his retirement benefits, a member who is eligible for a retirement annuity under Section 4a., b., or d. of the Plan may, in accordance with Section 417 of the Internal Revenue Code, elect, with the written and witnessed consent of his spouse in the case of a married member, to convert the benefits otherwise payable after retirement into a retirement benefit of equivalent actuarial value in accordance with one of the options named below, or may revoke any such election previously made by him; provided, however, that if one of the options named below shall be so elected and the other named person or persons shall die before the payment of any part of such benefit, then and in that event the benefit shall be restored to the amount of the retirement annuity as provided in
Section 4a., b., or d. hereof, as if no such election had been made; and provided further, that if one of the options named below shall be so elected and the member shall die before the date of his retirement then the election shall be of no effect and no payments shall be due under the option.

     Option 1: A reduced retirement annuity commencing at or after the member's retirement payable during his life, with the provision that after his death it shall continue during the life of and shall be paid to the person (including his spouse) nominated by him by written designation duly acknowledged and filed with the Retirement Committee at the time such election is made, provided that if the member dies after retirement but prior to the date on which his benefit becomes payable, his surviving beneficiary will nevertheless be entitled to receive such a lifetime annuity beginning at the date that the member's annuity would have become payable and also provided that under such circumstances, at his option, the surviving beneficiary may elect to have benefits commence prior to the date on which the member's annuity would have become payable on an appropriately reduced actuarial basis.

     Option 2: A reduced retirement annuity commencing at or after the member's retirement payable during his life, with the provision that after his death an allowance of one-half the rate of his reduced allowance shall be continued during the life of, and it shall be paid to, the person [other than his spouse for whom this is the normal form of benefit provided in Section 4f., (1) above] nominated by him by written designation duly acknowledged and filed with the Retirement Committee at the time such election is made, provided that if the member dies after retirement but prior to the date his benefit becomes payable, his surviving beneficiary will nevertheless be entitled to receive such a lifetime annuity beginning at the date that the member's annuity would have become payable and also provided that under such circumstances, at his option, the surviving beneficiary may elect to have benefits commence prior to the date on which the member's annuity would have become payable on an appropriately reduced actuarial basis.

     Option 3: A retirement benefit in a single lump sum that shall be the actuarial equivalent of the benefit which would otherwise be payable to him, provided that such benefit must be elected by the member prior to the date of receipt of his first benefit payment.

     (3) A member may, at the time he elects one of the options described above, name a second person, who, in the event the first named person shall die before the commencement of the annuity to the member, shall acquire all the rights which the first named person would otherwise have had.

     (4) Optional benefit payments shall commence at the end of the month following the month in which the last payment to the deceased annuitant was made.

     (5) Notwithstanding any other provision of this Section 4f., an optional form of retirement benefit which provides for payments to any person other than the member may be elected by a member, and may be approved by the Retirement Committee, only if the payments to such other person will be merely incidental to the payment or payments made to the member.

     (6) Where a member is entitled to or elects to receive a reduced retirement annuity commencing after the member's retirement under which an allowance would have been paid to such member's spouse or other beneficiary after the member's death, and, prior to the date his benefit becomes payable, the member elects any other form of benefit, then and in that event the benefit so payable on his account shall be reduced actuarially to reflect any cost attributable to the benefit earlier so provided to his spouse or other beneficiary as the case may be.

     (7) Notwithstanding anything to the contrary in the Plan, effective January 1, 1989, in accordance with Section 401(a)(9) of the Internal Revenue Code and the regulations and other official guidance issued thereunder, the benefit of each member will be distributed or commence to be distributed to him not later than April 1 of the calendar year next following the calendar year in which he attains age 70 1/2; provided, however, that if a member is not a 5% owner and shall have attained age 70 1/2 before January 1, 1988, his benefit shall be distributed or commence to be distributed not later than the April 1 following the later of the calendar year in which he retires. Payment shall be made as follows: If a member is married on the date his benefits commence, such member shall receive a benefit payable in the form of a joint and survivor annuity which shall provide for an amount actuarially reduced from the amount computed under Section 4a. to be paid to the member for his lifetime; and for an annuity in an amount equal to one-half of such reduced amount to be paid to the member's spouse to whom he was married on the date his benefits commence, for her lifetime, if surviving at the time of the member's death. A member who is not married at the time that his benefits commence, will receive his benefits in the form of a single annuity payable for his lifetime as computed under Section 4a.
above.   The member's beneficiary shall receive benefits, if any, only to the extent provided under the applicable form of payment, and such beneficiary shall not be entitled to receive death benefits under Section 4h. As of each following January 1, the member's benefit shall be adjusted to reflect any additional benefits accrued as of the immediately preceding December 31; and further provided that any additional accruals for any twelve consecutive month period shall be offset (but not below zero) by the actuarial value (determined in accordance with applicable law) of benefits received by the member for such period. All distributions under this Plan shall comply with the incidental death benefit requirements of Section 401(a)(9)(G) of the Internal Revenue Code and the regulations (including Treas. Reg. (S)1.401(a)(9)-2) and other official guidance issued thereunder.

     With respect to payments to a spouse of a member, the following distribution limitations shall apply:

     (A) Where distribution has commenced to the member prior to his death, distribution to the surviving spouse shall be over a period that is no longer than the period under which the member was receiving benefits;

     (B) Where distribution has not commenced to the member at the time of his death, distribution to the surviving spouse shall begin no later than the date upon which the member would have attained age 70 1/2, and shall be payable over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse. (If the surviving spouse dies before distribution of her benefit commences, the limitations applicable to the distribution of any benefit remaining payable under the Plan shall be determined hereunder as if the surviving spouse were the member.)

     With respect to payments to a designated beneficiary of a member (other than the spouse), the following distribution limitations shall apply:

     (A) Where distribution has commenced to the member prior to his death, distribution to the designated beneficiary shall be over a period that is no longer than the period under which the member was receiving benefits;

     (B) Where distribution has not commenced to the member at the time of his death, distribution to the designated beneficiary shall begin no later than one year after the date of the member's death, or such later date as may be permitted by Treasury Regulations, and shall be payable over the life of the designated beneficiary or over a period not extending beyond the life expectancy of the designated beneficiary.

     In all other cases where distribution has not commenced to the member at the time of his death, no benefit remaining payable under the Plan shall be distributed over a period that exceeds five years after the member's death.

     Nothing in this Section 4f.(7) shall affect the ability of a member, upon retirement, to select a form of benefit as provided otherwise by Section 4.

     g. Adjustment For Federal Old Age Benefits: If a member who is eligible for a retirement annuity under Section 4a., b., or d. of the Plan retires before his Federal Old Age Benefit is payable, he may, at any time or from time to time, elect to have the retirement benefit otherwise payable after retirement to him for his lifetime under the normal form of benefit, or under an optional benefit payment, whichever is applicable, actuarially adjusted to provide, so far as practicable, a constant total retirement income inclusive of the estimated Federal Old Age Benefit, both before and after the Federal benefit is scheduled to begin.

     h. Benefits To Surviving Spouse: In the event a member, who has performed at least one hour of service on or after January 1, 1976, dies on or after August 1, 1984, after having become vested under the Plan, leaving a surviving spouse to whom the member was legally married for one year or more prior to his death, an annuity at one-half the rate of the annuity which the member would have been entitled to receive under Section 4f.(1) had he retired and commenced receipt of benefits as of the first of the month following the date of his death, if the member was eligible for retirement at the time of his death, or an annuity at one-half the rate of the annuity which the member would have been entitled to receive under Section 4f.(1) had he retired and commenced receipt of benefits on the date he first would have been eligible to do so, if the member was not eligible for retirement at the time of his death, shall be paid to such spouse, commencing at the end of the month following the month in which the member would have attained his normal retirement date or earlier if the spouse so elects, but not earlier than the date the member first would have reached age 55, as the case may be, for the life of such spouse.

     i.      (1)     All annuities shall be payable in monthly installments.
[Effective August 1, 1994, the previous sentence shall read as follows: All annuities shall be payable in monthly installments provided that any annuity which has an actuarially computed present value at the time of termination of service which is less than $3,500 shall be paid in a lump sum of equivalent actuarial value.] In determining the amount of a lump sum payment payable under this paragraph, (i) equivalent actuarial value shall mean a benefit, in the case of a lump sum benefit payable prior to a member's normal retirement date, of equivalent value to the benefit which would otherwise have been provided commencing at the member's normal retirement date, and (ii) the interest rate to be used shall be an interest rate no greater than that which would be used by the Pension Benefit Guaranty Corporation ("PBGC") for valuing lump sums for single employer plans that terminate three months preceding the date of termination. For this lump sum equivalent actuarial value, the PBGC mortality table shall be used. Monthly installment payments shall commence at the end of the month in which retirement occurs and continue until death. Full payment will be made for the month in which death occurs. In the event a member terminates employment at a time when he is not entitled to any retirement benefit or vested annuity, such member shall be deemed to have received a single sum payment of a zero accrued benefit, and his entire accrued benefit shall immediately be forfeited. In the event such a member is restored to service as an employee, he shall be deemed to have immediately repaid to the Plan the amount which was deemed to have been distributed upon his prior termination.

     (2) If any person to whom a retirement annuity, vested annuity or other benefit under this Plan is payable shall not have provided evidence satisfactory to the Retirement Committee of his continued life and address for a period of two years after or during which such annuity or other benefit is payable, the Retirement Committee shall send by registered mail a notice addressed to such person at his last address known to the Committee describing the annuity or other benefit payable to him and stating that unless he communicates with the Committee within 30 days from the date of such notice, the Retirement Committee may suspend payments of the annuity or other benefit to such person while it causes an investigation to be made as to the continued life and address of such person.

     (3) If any person to whom a benefit is payable hereunder is an infant, or if the Retirement Committee determines that any person to whom a retirement annuity or other benefit is payable is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Committee or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the annuity trust fund, the Trustee and the Retirement Committee.

     (4) Notwithstanding the other provisions of this Section, a member who retires or becomes entitled to a vested annuity shall receive an annuity computed as provided for under the provisions of the Plan in effect on the date of his termination of service or retirement.

     (5) The annual benefit for a calendar year shall be defined and adjusted as provided in Section 415(b)(2) of the Internal Revenue Code and no annual annuity shall be payable in excess of the lesser of the maximum dollar amount permitted by Section 415(b)(1)(A) of the Internal Revenue Code, or 100% of the average compensation of the member for the three consecutive calendar years which yield the highest average during which the participant was an active participant in the Plan, subject to the following conditions:

     (a) For purposes of determining the percentage limitations in Section 4i.(5), the term "compensation" shall mean compensation as defined under Section 415(c)(3) of the Internal Revenue Code and the Treasury Regulations issued thereunder.

     (b) If benefits begin prior to or following the social security retirement age (as defined in Section 415(b)(8) of the Internal Revenue Code), the maximum annual dollar amount will be adjusted in accordance with Regulations issued by the Secretary of the Treasury.

     (c) If the member has fewer than ten years of Creditable Service at retirement, the maximum benefit payable as a result of the compensation limitation hereunder shall be multiplied by a fraction, of which the numerator is his Creditable Service and the denominator is 10. If the member has fewer than ten years of participation in the Plan, the maximum benefit payable as a result of the dollar limitation hereunder shall be multiplied by a fraction, of which the numerator is his years of participation and the denominator is 10.

     (d) Effective as of January 1 of each calendar year, the maximum annual dollar amount referred to in Section 4i.(5) shall increase to the maximum annual dollar amount as determined by the Commissioner of the Internal Revenue Service for such calendar year pursuant to Section 415(d)(1)(A) of the Internal Revenue Code. Notwithstanding Section 4i.(4), such increased maximum dollar amount shall also be applicable to participants who have retired under Section 4a., b., or d. of the Plan regardless of whether they have actually begun to receive such benefits.

     (e) With respect to a member who was a participant in the Plan before October 3, 1973, in lieu of the foregoing the maximum computed under this subsection shall be the annuity payable under the Plan provision in effect as of October 2, 1973 based upon (a) his aggregate creditable earnings on such date plus (b) his rate of earnings under the Plan in effect as of such date times his years of Creditable Service after such date.

     (f) Notwithstanding the foregoing, in the case of an employee who participates in this Plan and in the Company's Savings and Investment Plan or any other defined contribution plan maintained by the employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year shall not exceed 1. In the event the sum of such fractions exceeds 1, the Retirement Committee shall reduce the pension provided under this Plan in order that none of the Plans shall be disqualified under the Internal Revenue Code. For purposes of applying the limitations of this Section, the following rules shall apply:

     (I) The "defined benefit plan fraction" for any year shall mean the projected annual pension payable under this Plan (determined as of the close of the calendar year, and determined under the assumptions that his employment will continue until his normal retirement age (i.e., age 65) (or his current age, if
                                          ----
greater), that his earnings will continue at the same rate as in effect in the calendar year under consideration, and that all other relevant factors used to determine benefits under the Plan will remain constant for all future years), over the lesser of (i) 1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for such calendar year, or (ii) 1.4 multiplied by the projected annual benefit that would be payable to the member under the Plan (determined as of the close of the calendar year) if the Plan provided the maximum benefit allowable under Section 415(b)(1)(B) of the Internal Revenue Code as adjusted by Section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982; provided, however, that the defined benefit plan fraction with respect to a member whose pension is described in subsection 5(d) hereof shall never be deemed to exceed 1.

     (II) The "defined contribution plan fraction" for any calendar year shall mean the actual aggregate annual additions, as hereinafter defined, to the defined contribution plan determined as of the close of the year, over the sum of the lesser of the following amounts determined for the calendar year under consideration and each prior year of service: (i) 1.25 multiplied by the maximum dollar limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code (without regard to Section 415(c)(6) of the Internal Revenue Code), or (ii)
1.4 multiplied by the maximum amount of annual additions which could have been credited to such member under Section 415(c)(1)(B) of the Internal Revenue Code for such year, taking into account the transition rules for years ending before January 1, 1983 prescribed thereunder and under the Employee Retirement Income Security Act of 1974 and the Tax Equity and Fiscal Responsibility Act of 1982, including the rules of Section 415(e)(3) of the Internal Revenue Code, as amended by the Tax Equity and Fiscal Responsibility Act of 1982, and as adjusted by Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, unless the Committee elects to apply the rules of Section 415(e)(6) of the Internal Revenue Code, as added by the Tax Equity and Fiscal Responsibility Act of 1982; provided, however, that the defined contribution plan fraction shall never be deemed to exceed 1 with respect to years prior to January 1, 1976.

     (III) The term "annual addition" shall mean for any calendar year the sum of the Company contributions, Qualified Deferred Earnings Contributions under the Company's Savings and Investment Plan, forfeitures, if any, and (a) for years prior to January 1, 1987, the lesser of employee contributions in excess of 6% of the member's compensation or one-half of the member's total contribution allocated to a member's account in the defined contributions plan, and (b) for years beginning after December 31, 1986, all employee contributions; provided, however, that in computing such annual addition for any year prior to January 1, 1976, the amount of a member's contributions taken into account for such year shall be deemed to be an amount equal to the excess of the aggregate of the member's contributions to the Plan prior to January 1, 1976 (without regard to contributions made on or after October 2, 1973, which exceed the rate of employee contributions prescribed under the terms of the Plan as of such date) over 10% of his aggregate compensation for each year of his participation in the defined contribution Plan prior to such date, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of the member's years of participation prior to January 1, 1976.

     (IV) The dollar limitation prescribed under Section 4i.(5) hereof shall not apply [and shall not be used in computing the denominator of the defined benefit plan fraction under Section 4i.(5)(e)(I)] in the case of any member who was a member in the Plan on December 31, 1982 and whose annual benefit accrued under the Plan as of such date determined in accordance with Section 415(b)(2) of the Internal Revenue Code, exceeds such limitation. In lieu thereof, the member's annual accrued benefit as of December 31, 1982 shall be the applicable dollar limitation.

     (g) The limitations of subsection (f) shall not apply with respect to any member who on September 2, 1974 participated in this Plan and a defined contribution plan maintained by an employer, if the following conditions are met:

     (I) The defined benefit plan fraction with respect to the member is not increased, by amendment or otherwise, after September 2, 1974, and

     (II) No contributions are made under the defined contribution plan after such date.

     (h) The limitation of this Section with respect to any member who at any time has participated in any other defined benefit plan, or in more than one defined contribution plan, maintained by an employer or by a corporation which is a member of a controlled group of corporations [within the meaning of Section 1563(a), determined without regard to Section 1563(a)(4) and (e)(3)(C), and
Section 415(h) of the Internal Revenue Code], of which the employer is a member, shall apply as if the total benefits payable under all defined benefit plans in which the member has been a participant were payable from one plan, and as if the total annual additions made to all defined contribution plans in which the member has been a participant were made to one plan.

     (6) The benefits provided under this Plan shall be reduced in the case of any member or beneficiary under uniform rules adopted by the Committee, by the amount of any benefits payable to such member or beneficiary under any other qualified non-government pension plan or program or any retirement or pension benefits payable to him under the laws of any foreign government, to the extent that the benefits payable under such other plan or program are based on service which is included in Prior Service, Membership Service or Special Service, hereunder, and are not attributable to contributions made to such other plan or program by the member.

     (7) The benefits provided under this Plan shall be reduced, under uniform rules adopted by the Retirement Committee, in the case of any member reemployed by an employer to avoid duplication of any benefits previously paid by this Plan to such member after a prior termination of service and with respect to annuity payments, only to the extent prior to the member's attainment of age 65. Such reduction shall not apply to the extent that the member shall, upon reemployment, repay to the Trustee any amount received from the Trust with interest thereon compounded annually, at the rate to be determined by the Retirement Committee from the date or dates of receipt of such benefits to the date of repayment to the Trust.

     (8) Whenever the amount of a benefit under this Plan is to be determined by an actuarial procedure, effective January 1, 1984, the following actuarial assumptions will be used: The interest rate assumption for annuity forms of benefit payments shall be 7 1/2% per annum and for the lump sum form of payment shall be the applicable Pension Benefit Guaranty Corporation discount rate for the month three months preceding the date of retirement if the election is made before retirement, or for the month following an election for the lump sum form
of payment made after retirement.   The mortality assumption for all forms of
benefit payments except for the lump sum form of payment shall be based upon the latest Unisex Mortality Table prepared by the Plan's actuary and adopted by the Committee. For lump sum payments, the Pension Benefit Guaranty Corporation Immediate Annuity Lump Sum Factor shall be used.

     j. Qualified Domestic Relations Order: Notwithstanding anything in the Plan to the contrary, the payment of any benefit to which a member may be entitled under this Section 4 shall be subject to a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code.

     k. Special Rules For Certain Members Who Are Not Eligible To Retire Under Sections 4.a. or 4.d.: Notwithstanding anything to the contrary in Sections 4.c., 4.d., 4.f. or 4.h., this Section 4.k. provides special rules for a member who (i) terminates service or dies on or after January 1, 1994, (ii) has completed at least 5 Anniversary Years of Creditable Service upon his termination from service or death, and (iii) has accrued a portion of his Plan benefit prior to January 1, 1994 (the "Pre-1994 benefit"). The otherwise applicable provisions of the Plan shall apply to such member except to the extent specifically modified herein.

(1) Except as provided below, a terminated member (other than a deceased member) described in this Section 4.k. may elect to receive his pre-1994 benefit at any time after his attainment of age 50 and on or before attainment of age 65, commencing on the first day of the month following such election. The member shall receive such benefit in the normal form provided under Section 4.f.(1). If the member elects commencement of his pre-1994 benefit before age 65, such benefit shall be reduced for early commencement by applying the percentages set forth in Schedule C.

(2) If a member (other than a deceased member) described in this Section 4.k. terminates service between the ages 50 and 55 with at least 10 years of Creditable Service, and his attained age when added to his years of Creditable Service equals or exceeds 65, he may elect to receive his pre-1994 benefit before age 65, reduced for early commencement by applying the percentages set forth in Schedule C. Such a member shall receive his pre-1994 benefit in the normal form provided under Section 4.f.(1); provided, however, he may elect an optional form of payment in accordance with the provisions of Section 4.f.(2) or 4.g.

(3) The surviving spouse of a deceased member described in this Section 4.k., who is entitled to benefits under Section 4.h., may elect to have the amount attributable to the member's pre-1994 benefit commence prior to the end of the month following the month in which the member would have attained his normal retirement date, but not earlier than the date the member first would have reached age 50.

(4)  If a member's pre-1994 benefit is paid or commences to be paid pursuant to
     (1), (2) or (3) above, the remaining portion of his benefit shall be equal to his benefit, determined under the provisions of Section 4.a. (taking into account all years of Creditable Service), and expressed in the form of a single life annuity payable at normal retirement date reduced by his pre-1994 benefit, expressed in the form of a single life annuity payable at normal retirement date. Such remaining benefit shall be payable under the otherwise applicable provisions of this Plan.

(5) If receipt of the pre-1994 benefit of a member described in this Section 4.k. commences after the member attains, or would have attained, age 55, the remaining portion of his benefit shall commence at the same time.

     l. Suspension of Benefit Rules: If a member terminates employment or retires and is reemployed by an employer before such member's normal retirement date, the payment of any benefits he is then receiving shall be suspended. If a member terminates employment or retires and is reemployed by an employer on or after such member's normal retirement date, or if a member continues in employment after the member's normal retirement date, payment of the member's pension shall be suspended in accordance with the following provisions:

     (1) If the member is reemployed or continues in Suspendible Employment, the payment of any benefits he is then receiving or entitled to receive shall be suspended until his subsequent retirement. The Retirement Committee will notify the member of the suspension of benefits in the manner, form and at such time as is required by applicable law.

     (2) If the member is reemployed, or continues in employment other than Suspendible Employment, the payment of any benefits he is then receiving shall be suspended, and the amount of his resumed benefit payments upon subsequent retirement shall be the amount in effect immediately before the suspension, increased actuarially to reflect the delayed commencement of payments, but only to the extent the value of such actuarial increase exceeds the value of any additional pension earned during the period employment after normal retirement date.

     (3) For purposes of this Section 4.(l), "Suspendible Employment" means the completion of 40 or more hours of service with the employer during any calendar month (or four or five week payroll period).

     m. Direct Rollover Rules: Effective for distributions under the Plan on or after January 1, 1993, at the written request of a distributee (which shall mean a member, a surviving spouse of a member, or a spouse or former spouse of a member that is an alternative payee under a Qualified Domestic Relations Order), and upon receipt of the written consent of the Retirement Committee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee in accordance with Section 401(a)(31) of the Internal Revenue Code, to an eligible retirement plan (as defined in Section 401(a)(31)(D) of the Internal Revenue Code). Such amount shall constitute all or part of any distribution otherwise to be made hereunder to the distributee, provided that such distribution constitutes an "eligible rollover distribution," as defined in Section 402(c) of the Internal Revenue Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following:

     (1) The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; or any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; or any distribution to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2) The term "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, or (to the extent provided in Section 401(a)(31)(D) of the Internal Revenue Code) a qualified trust described in Section 401(a) of the Internal Revenue Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) A direct rollover distribution shall be made to only one eligible retirement plan; a distributee may not elect to have a direct rollover distribution apportioned between more than one eligible retirement plan.

     (4) Direct rollover distributions shall be made in cash in the form of a check made payable to the trustee or custodian of the eligible retirement plan, in accordance with procedures established by the Retirement Committee.

     (5) No direct rollover distribution shall be made unless the distributee furnishes the Retirement Committee with such information as the Committee shall require, including but not limited to: the name of the recipient eligible retirement plan, and any account number or other identifying information.

     (6) A distributee may have a portion of an eligible rollover distribution distributed directly to him and a portion directly rolled over to an eligible retirement plan as such distributee may determine.


                                   SECTION 5
                                 Contributions
                                 -------------

     All of the retirement annuity payments provided under this Plan shall be financed entirely by means of contributions made by the Company and Associate Companies, subject to conditions set forth under Sections 9 and 12.

     a. Service Contributions: Subject to the future financial needs and condition of the business as determined by its Board of Directors, it is the intention of the employer to continue the Plan and, within the time allowed by law for filing of its federal income tax return for each fiscal year, to make regular contributions each year in such amounts as are necessary to maintain the Plan on a sound actuarial basis, and to meet minimum funding standards prescribed by any applicable law. Upon transfer from Special Service to service with an employer, appropriate contributions shall be made with respect to each employee so transferred to provide the benefits for such Special Service.

     b. Actuarial Calculations: The Company shall adopt from time to time, service and mortality tables and the rates of interest to be used in actuarial calculations required in connection with the Plan. As an aid to the Company in adopting such tables the actuary designated by the Company shall from time to time submit recommendations to the Company as to possible changes affecting such tables. The actuary shall, in addition, make annual valuations of the contingent assets and liabilities of the Plan and establish the rate of Company contributions payable to the Plan.

     c. Continuation of Plan: The continuation of this Plan and the payment of contributions are not assumed as contractual obligations of the employer.

                                   SECTION 6
                               Funding the Plan
                               ----------------

     a. Trust Fund: All contributions made by the employer to provide the benefits under this Plan shall be paid into a trust fund. The trust fund will be held and invested as described in the trust agreement, a brief description of the provisions of which is given in Section 7 hereof. No part of the fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees or their beneficiaries, nor may any part of the fund be remitted to the Company, except as otherwise permitted under ERISA, provided, however, that the reasonable expenses of the Trustee in the administration of this trust as well as fees and other charges incurred for investment counseling and for actuarial services and expenses of the Retirement Committee and the Plan Assets Committee will be paid out of the trust fund.

     b. Annuities: Notwithstanding anything herein to the contrary, if the Retirement Committee shall find that any benefit prescribed in this Plan can be provided with equal security to the members at the same or less cost, or at an increased cost, provided the Company shall approve, through the purchase of immediate or deferred annuities from any governmental agency or insurance company or companies, approved by the Company, the Retirement Committee is authorized and empowered to provide for the payment of such benefits by purchase thereof from such agency or company or companies.

                                   SECTION 7
            Administration of the Trust Fund - The Trust Agreement
            ------------------------------------------------------

     The Company has entered into a Trust Agreement with The Northern Trust Company, providing for the administration of the annuity trust fund by that bank as Trustee thereof, which includes provisions with respect to the powers and authority of the Trustee (in its discretion and/or as directed by an Investment Adviser appointed by the Plan Assets Committee) as to the investment and reinvestment of the trust fund and the income therefrom provided, however, the Company specifically reserves unto itself or its delegate the Plan Assets Committee, through the Proxy Voting Committee, the right to vote any shares of securities held in the Trust Fund or, alternatively, may permit the Investment Adviser to exercise such responsibility and provisions with respect to the administration of the trust fund, the limitations on the liability of the Trustee, authority of the Company to settle the accounts of the Trustee and of the Retirement Committee on behalf of all persons having any interest in the trust fund, and from time to time, to appoint a new Trustee in place of any then acting Trustee to the trust fund, and that, with respect to any payments to or for the benefit of any employee or beneficiary under this Plan, the Trustee shall follow the directions of the Retirement Committee. The Trust Agreement further provides that the Company shall have the right, from time to time, to modify or amend the Trust Agreement in whole or in part, provided that no such amendment shall divert any part of the annuity trust fund to purposes other than the exclusive benefit of employees or their beneficiaries; provided, however, that the reasonable expenses of the Trustee in the administration of this trust as well as fees and other charges incurred for investment counseling (including any Investment Adviser) and for actuarial services and expenses of the Retirement Committee and of the Plan Assets Committee will be paid out of the trust fund. The Trust Agreement shall be deemed to form a part of this Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of said Trust Agreement.


                                   SECTION 8
                                  Committees
                                  ----------

     a.      (1)      Retirement Committee:  This Plan is administered by a
Retirement Committee consisting of at least three persons appointed by the Board of Directors of the Company. Members of the Retirement Committee may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any Retirement Committee members and appoint others in their places. The Retirement Committee may act by a majority of its members.

     (2) The Retirement Committee shall be the Plan Administrator and shall have fiduciary responsibility under the Employee Retirement Income Security Act of 1974 for the general operation of the Plan, except that the Retirement Committee shall have no responsibility for or control over the investment of the Plan assets, other than the authority to provide for the purchase of annuities pursuant to Section 6b. of the Plan and to give written directions to the Trustee to retain cash as provided in Article II Section 2.1(a)i of the Trust Agreement to meet contemplated payments under the Plan. The Retirement Committee may appoint or employ such persons as it deems necessary to render advice with respect to any responsibility of the Retirement Committee under the Plan. The Retirement Committee may allocate to any one or more of its members any responsibility it may have under the Plan and may designate any other person or persons to carry out any responsibility of the Retirement Committee under the Plan, other than its authority described above with respect to the retention of cash and the purchase of annuities. Any person may serve in more than one fiduciary capacity with respect to the Plan.

     (3)      Duties:

     (a) The Retirement Committee will determine the names of annuitants and joint annuitants and the amounts that are payable to them from the trust fund in accordance with the provisions of this Plan.

     (b) The Retirement Committee shall keep in convenient form such data as shall be necessary for actuarial valuations of the contingent assets and liabilities of the Plan and for checking the experience thereof.

     (c) The Retirement Committee shall determine the manner in which the funds of the Plan shall be dispensed including the form of voucher or waiver to be used in making disbursements and the due notification of persons authorized to approve and sign the same.

     (d) The Retirement Committee shall determine whether a judgment, decree or order, including approval of a property settlement agreement, made pursuant to a state domestic relations law, including a community property law, that relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of the member is a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code, and shall give the required notices and segregate any amounts that may be subject to such order if it is a qualified domestic relations order, and shall administer the distributions required by any such qualified domestic relations order.

     (4) Administration of Plan: The Retirement Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan including the right to construe disputed or doubtful Plan terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. The Retirement Committee is also authorized to adopt such rules and regulations as in its opinion may be necessary to prevent inequities with respect to any employees whose total annual compensation did not exceed $7,500 in any year during which such inequity occurred and the determination of the Committee on such inequity and the correction thereof shall be conclusive and binding on all parties. The Retirement Committee is also authorized to provide for accelerated vesting and to purchase or arrange for payment of an appropriate annuity or any other form of payment or to permit the immediate distribution of Plan benefits in those cases involving groups of employees involuntarily terminated, including, but not limited to, cases involving groups of employees who involuntarily cease to render Creditable Service due to a liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship with the Employer or the sale or other transfer to a third party of all or substantially all of the assets used by the Employer in a trade or business conducted by the Employer, when the Retirement Committee determines that such action is appropriate to prevent inequities with respect to such employees, and the determination of the Committee in such matters shall be conclusive and binding on all parties. For the purpose of the preceding sentence, Employer includes the definition of controlled group contained in
Section 1. hereof. Further, the Retirement Committee, upon the written request of the Company's Senior Vice President - Employee Resources, is authorized, with respect to a member of the Plan who has five or more years of Creditable Service and who is transferred to the purchaser of a portion of the Company's operations, effective the day after the Closing Date of the Sale, to grant additional Creditable Service and additional credit for age under the Plan, in each case up to one percent for each year of Creditable Service, and to advance the date through which Creditable Service is calculated pursuant to Section 3d. hereof, so as to prevent hardship with respect to his participation in said purchaser's pension plan. The Retirement Committee, upon written request of the Company's Senior Vice President - Employee Resources, is also authorized to waive, either in whole or in part, the percentage reductions for early commencement of retirement benefits set forth in Section 4d. and/or to grant additional years of Creditable Service and additional credit for age under the Plan, or a combination thereof, up to a total of five (5), in those cases where groups of employees have terminated employment either as a result of a reduction in the work force or early retirement incentive programs or for similar economic reasons, and the determination of the Retirement Committee shall be conclusive and binding on all parties. The Retirement Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Retirement Committee to act without formally convening and to provide that action of the Retirement Committee may be expressed by written instrument signed by a majority of its members. It shall elect a Secretary, who need not of necessity be a member of the Retirement Committee, who shall record the Minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. The Retirement Committee may retain legal counsel (who may be counsel for the Company) when and if it be found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Retirement Committee and the reasonable expenses of the Trustee in the administration of this trust as well as for actuarial services will be paid out of the trust fund.

     b.      (1)      Plan Assets Committee:  A Plan Assets Committee consisting of at least three persons appointed by the Board of Directors of the Company shall have exclusive authority and fiduciary responsibility under the Employee Retirement Income Security Act of 1974 (i) to appoint and remove Investment Advisers, if any, under the Plan and the Trust Agreement, (ii) to direct the segregation of assets of the Retirement Annuity Trust Fund into an Investment Adviser account or accounts at any time, and from time to time to add to or withdraw assets from such Investment Adviser account or accounts as it deems desirable or appropriate and also to direct the Company's contribution or any portion thereof into any of the accounts maintained under the trust, (iii) to direct the Trustee to enter into an agreement or agreements with an insurance company or companies designated by the Plan Assets Committee as provided in
Article II Section 2.6 of the Trust Agreement, (iv) to establish investment guidelines for areas other than those set forth above and, within such guidelines, to direct the Trustee to purchase and sell securities or to enter into one or more agreements with one or more companies, partnerships or joint ventures and to transfer assets of the Retirement Annuity Trust Fund to such entities for purposes of investment therein; provided however, that, except as expressly set forth herein, the Plan Assets Committee shall have no responsibility for or control over the investment of the Plan assets held in the fund established hereunder. Notwithstanding the foregoing, the Company specifically reserves unto itself or its delegate, the Plan Assets Committee, through the Proxy Voting Committee, the right to vote any shares of securities held in the Trust Fund or, alternatively, may permit the Investment Adviser to exercise such responsibility. In addition, the Plan Assets Committee shall receive the reports and recommendations of the actuary designated by the Company under Section 5b. hereof concerning actuarial assumptions to be adopted on subjects including, but not limited to, employee turnover, rate of mortality, disability rate, ages at actual retirement, rate of pay increases, investment income and size of participant group, and make such recommendations and determinations based upon such reports and recommendations as it may deem necessary or appropriate. The Plan Assets Committee may appoint or employ such persons as it deems necessary to render advice with respect to any responsibility of the Plan Assets Committee under the Plan. The Plan Assets Committee may allocate to any one or more of its members any responsibility that it may have under the Plan and may designate any other person or persons to carry out any responsibility of the Plan Assets Committee under the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan. Members of the Plan Assets Committee may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any Plan Assets Committee members and appoint others in their places. The Plan Assets Committee may act by a majority of its members.

     (2) The Plan Assets Committee is authorized to make such rules and regulations as may be necessary to carry out its duties under the Plan. The Plan Assets Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Plan Assets Committee to act without formally convening and to provide that action of the Plan Assets Committee may be expressed by written instrument signed by a majority of its members. It shall elect a Secretary, who need not of necessity be a member of the Plan Assets Committee, who shall record the Minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. The Plan Assets Committee may retain legal counsel (who may be counsel for the Company) when and if it be found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Plan Assets Committee as well as expenses for investment counseling will be paid out of the trust fund.

     c. To the extent permitted by law, the Retirement Committee, the Plan Assets Committee, the Trustee, the Boards of Directors of the employers, and the employers and their respective officers shall not be liable for the directions, actions or omissions of any agent, legal or other counsel, accountant or any other expert who has agreed to the performance of administrative duties in connection with the Plan or Trust. The Committees, the Trustee, the Boards of Directors of the employers, and the employers and their respective officers shall be entitled to rely upon all certificates, reports, data, statistics, analyses and opinions which may be made by such experts and shall be fully protected in respect to any action taken or suffered by them in good faith reliance upon any such certificates, reports, data, statistics, analyses or opinions; all action so taken or suffered shall be conclusive upon each of them and upon all persons having or claiming to have any interest in or under the Plan.

     d. Indemnification: Each member of the Retirement Committee and each member of the Plan Assets Committee shall be indemnified by the Company against all costs and expenses (including counsel fees but excluding any amount representing a settlement unless such settlement be approved by the Board of Directors of the Company) reasonably incurred by or imposed upon him, in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a member of the Retirement Committee or the Plan Assets Committee, as applicable (whether or not he continues to be a member of such Committee at the time when such cost or expense is incurred or imposed), to the full extent permitted by law. The foregoing rights of indemnification shall not be exclusive of other rights to which any member of the Retirement Committee or the Plan Assets Committee may be entitled as a matter of law.

                                   SECTION 9
                  Amendments and Changes in Plan and Coverage
                  -------------------------------------------

     Because of the uncertainty as to future conditions, including the possibility that Federal Social Security Benefits may be extended and liberalized, the Company necessarily reserves the right, through its Board of Directors, at any time to modify, suspend or discontinue this Plan or the annuity trust fund and to change the Trustee. Any such amendment may effect a substantial change in the Plan, and may include (but shall not be limited to) provisions for disability pensions, provisions permitting or requiring employees to make contributions to the trust, provisions for the participation in the Plan of any corporation or any change deemed by the Company to be necessary or desirable to make the Plan conform to, or to obtain tax benefits under, any existing or future laws or rules or regulations thereunder, and a change in the class or classes of persons to whom any retirement annuity may be or become payable or in the amount of any such annuity. An employer may at any time, or from time to time, change the designation of a group or class of employees with respect to the eligibility or non-eligibility of such group or class for membership in the Plan, as well as change, modify, consolidate or redefine any and all groups or classes of employees for purposes of such designation. Any such amendment or change shall not reduce any retirement annuities which shall have already been granted and which are then in force and shall not so operate as to divert substantial amounts of trust funds from one group of employees to any other group of employees. No such amendment or change shall discriminate in favor of employees who are officers, stockholders, persons whose principal duties consist of supervising the work of other employees, or highly compensated employees or their beneficiaries, provided, however, that changes shall not be considered discriminatory, because of readjustment of the Plan to integrate benefits in accordance with present or future Social Security Laws of the United States or any State or States.

     The Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.


                                  SECTION 10
                          Non-Alienation of Benefits
                          --------------------------

     No benefit payable under the provisions of the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefits be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any member or beneficiary except as specifically provided in the Plan, or by a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code, or by any other applicable law.

                                  SECTION 11
                              Associate Companies
                              -------------------

     a. Adoption of Plan: Any corporation, with the consent of the Company, by taking appropriate corporate action may become an Associate Company and secure the benefits of this Plan for its employees by adopting this Plan as its Retirement Annuity Plan and by executing the Trust Agreement. As a condition to such corporation becoming an Associate Company, the Company may require such corporation to modify or amend any pension plan which such corporation may then have so as to conform to the provisions of this Plan, or to limit Prior Service, as defined in Section 3, to service rendered for such corporation on and after a date to be determined by the Company. The Associate Company shall thereafter promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of this Plan and also a written instrument showing the consent by the Company to such adoption.

     b. Employee Transfers: Any employee who is transferred from one employer under this Plan to another employer under this Plan shall receive upon retirement a retirement annuity based on his Creditable Service with all such employers.

     c. Withdrawal: The Company may upon thirty (30) days written notice request an Associate Company to withdraw from the Plan and upon the expiration of such thirty (30) day period, unless such Associate Company has taken the appropriate corporate action to accomplish such withdrawal, such Associate Company shall be deemed to have withdrawn from the Plan and the provisions of
Section 12 shall apply. The Retirement Committee shall give written notice to the Trustee of any such withdrawal.


                                  SECTION 12
                             Withdrawal from Plan
                             --------------------

     Any employer may withdraw from the Plan by giving the Retirement Committee thirty (30) days written notice of its intention to withdraw. In the event any employer withdraws from the Plan, the Retirement Committee shall thereupon determine, on the basis of actuarial valuation, that portion of the annuity trust fund held on account of the employees of such employer not yet retired. The Retirement Committee shall thereupon instruct the Trustee to set aside such assets in the annuity trust fund, as the Retirement Committee shall specify, which equal in value that portion of the annuity trust fund so determined by the Retirement Committee. The Retirement Committee in its discretion shall direct the Trustee either (1) to hold such assets so set aside for the exclusive benefit of the employees of such withdrawing employer, who were members under this Plan on the date of such withdrawals; or (2) to deliver such assets to such trustee or trustees as shall be selected by such withdrawing employer; or (3) to use such assets to purchase an appropriate retirement annuity for each employee of such withdrawing employer who was a member on the date of such withdrawal.

                                  SECTION 13
                              Termination of Plan
                              -------------------

     a. Application of Funds: Upon complete or partial termination of the Plan, the rights of all affected members to affected benefits accrued to the date of such termination, to the extent then funded, shall be non-forfeitable. If the Plan is terminated by an employer for any reason, the funds in the trust shall be used and applied by the Retirement Committee, after expenses, exclusively for the benefit of members and annuitants at the time of termination in accordance with the formula set forth below by either purchasing or arranging for payment of an appropriate annuity or any other form of payment approved by the Retirement Committee, and for no other purpose, and when so used and applied the trust shall finally cease and be at an end. The funds shall be allocated for distribution in the following order:

     (1) In the case of a benefit, payable as an annuity to a member or beneficiary, which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect under the five-year period ending on such date) under which such benefit would be the least.

     (2) In the case of a benefit, payable as an annuity to a participant or beneficiary, which would have been in pay status as of the beginning of such three-year period if the participant had retired prior to the beginning of the three-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

     (3) To all other benefits, if any, of individuals under the Plan subject to the Pension Benefit Guaranty Corporation insurance guarantee and to any additional benefits to a substantial owner, as that term is defined in Section 4022(b)(6)(A) of the Employee Retirement Income Security Act of 1974, which would be subject to the guarantee but for their "substantial owner" status.

     (4) To all other non-forfeitable benefits under the Plan and, if the assets are not sufficient to cover all such remaining non-forfeitable benefits, then to the benefits resulting from the Plan as in effect five years prior to the date of termination, and if assets remain after satisfaction of such benefits, then to each increase in benefits resulting from amendments during the last five years in the order in which those amendments occurred.

     (5) To all other benefits under the Plan.

     (6) In the event that there remain additional funds available for distribution after the funds have been distributed as provided in said paragraphs (1), (2), (3), (4) and (5) above, any other provisions of this
Section 13 notwithstanding, any funds, remaining as a result of actuarial error may be reclaimed by the employer. Any of such funds remaining, but not as a result of actuarial error, and/or any of such funds remaining as a result of actuarial error, but not reclaimed by the employer, shall be distributed in such a manner that all the annuitants and members included in paragraphs (1), (2),
(3), (4) and (5) above shall receive an additional amount determined by multiplying the total value of these remaining assets in the trust fund by a percentage computed by dividing the value as of the date of termination of such annuitant's remaining benefits or such member's benefits, as the case may be, by the total value as of the date of termination of the remaining benefits, or the benefits of all such annuitants or members under the Plan, as the case may be.

     b. In the event of the termination of the Plan, the benefit of any one of the twenty-five (25) most highly compensated employees (whether a current or former employee) is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Internal Revenue Code.

     c. Unless an escrow or similar agreement is permitted and established in accordance with IRS procedures, annual payments to any one of the twenty-five
(25) most highly compensated employees is restricted to the sum of:

     (1) the amount that would be paid under a straight life annuity that is the actuarial equivalent of the employee's accrued benefit and other benefits to which the employee is entitled under the Plan; and

     (2) the amount the employee is entitled to receive under a social security supplement.

     However, none of the restrictions in this subsection (c) shall apply to any one of the twenty-five (25) most highly compensated employees if any of the conditions set forth in IRS Regulations Section 1.401(a)(4)-5(b)(3)(iv) are satisfied with respect to such employee.

     d. Excess Reserves: Any excess reserves resulting from the application of the foregoing provisions of this Section shall be used and applied for the benefit of other members who are employees of such employer, in accordance with the provisions of the Plan.

     e. Change in Law: In the event that it should subsequently be determined by statute, court decision administrative ruling, or otherwise, that the provisions of this Section applicable to the twenty-five (25) most highly compensated employees are no longer necessary to qualify the Plan under the Internal Revenue Code, such provisions shall be ineffective without the necessity of further amendment of the Plan.


                                  SECTION 14
                        Plan Mergers and Consolidations
                        -------------------------------

     In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the trust fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the members of this Plan, the assets of the trust fund applicable to such members shall be transferred to the other trust fund only if:

     a. Each member would, if either this Plan or the other plan were to terminate at such time, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated;

     b. The employer and any new or successor employer of the affected members shall authorize such transfer of assets; and

     c. Such new or successor employer shall assume all liabilities with respect to such members' inclusion in the new employer's plan.

                                  SECTION 15
                               Claims Procedure
                               ----------------

     Any request by a member or any other person for any benefit alleged to be due under the Plan shall be known as a "Claim" and the member or such other person making a Claim shall be known as a "Claimant."

     A Claim shall be filed when a written statement has been made by the Claimant or his authorized representative and delivered to the Senior Vice President - Employee Resources, Pfizer Inc, 235 East 42nd Street, New York, New York 10017. This statement shall include a general description of the benefit which the Claimant believes is due and the reasons that the Claimant believes such benefit to be due, to the extent this is within the knowledge of the Claimant. It shall not be necessary for the Claimant to cite any particular Section or Sections of the Plan, but only to set out the facts known to him which he believes constitute a basis for a Claim.

     Within 90 days of the receipt of the Claim by the Plan, the Senior Vice President - Employee Resources shall (i) notify the Claimant that the Claim has been approved, (ii) notify the Claimant that the Claim has been partially approved and partially denied, or (iii) notify the Claimant that the Claim has been denied. Notice of the decision shall be in writing and shall be delivered to the Claimant either personally or by first-class mail. Special circumstances may require an extension of time for processing the claim. In such event, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period but in no event shall the extension exceed a period of 90 days from the end of such initial period. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision.

     In the event a Claim is denied in whole or in part, the notice of denial shall set forth (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's claims review procedure.

     Within 60 days of the receipt of a notice of denial of a Claim in whole or in part, a Claimant or his duly authorized representative (i) may request a review upon written application to the Retirement Committee, (ii) may review documents pertinent to the Claim, and (iii) may submit issues and comments in writing to the Retirement Committee.

     It shall be the duty of the Retirement Committee to review a Claim for which a request for review has been made and to render a decision not later than 60 days after receipt of a request for review; provided, however, that if special circumstances require an extension of time for processing, a decision shall be rendered no later than 120 days after receipt of a request for review. Written notice of any such extension shall be furnished to the Claimant within 60 days after receipt of request for review. The decision shall be in writing and shall include the specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be delivered to the Claimant either personally or by first-class mail. If the decision on review is not furnished within such time, the Claim shall be deemed denied on review.

                                  SECTION 16
                                Top-Heavy Rule
                                --------------

     a. Notwithstanding any provision in the Plan to the contrary, if the Plan is determined by the Retirement Committee to be top-heavy, as that term is defined in Section 416 of the Internal Revenue Code, in any calendar year, commencing on or after January 1, 1984, then for that calendar year the vesting schedule and minimum benefit rules, as set forth below, shall be applicable. Determination of whether the Plan is top-heavy shall be made in accordance with
Section 416(g)(2)(B) of the Internal Revenue Code.

     b.   Definitions solely applicable to this Section 16.

     (1) "Compensation" shall mean the amount reportable by the employer for federal income tax purposes as wages paid to the member for such period.

     (2) "Determination Date," the date for determining whether the Plan is top-heavy, shall be the December 31 of the preceding year.

     (3) "Key Employee" shall have the same meaning as in Section 416(i)(1) of the Internal Revenue Code.

     (4) "Non-Key Employee" shall mean an employee other than a Key Employee as defined in subsection b.(3) above.

     (5) "Testing Period" shall mean the period of consecutive years, not exceeding five (5), during which a member had the greatest aggregate compensation from the employer, but not including years beginning before January 1, 1984 or years in which this Plan was determined not to be top-heavy.

     (6) "Valuation Date," for minimum funding purposes, shall be a date within the twelve-month period ending on the Determination Date, regardless of whether a valuation for minimum funding purposes is performed in that year.

     c. For the purpose of determining whether this Plan is top-heavy, this Plan, the Company's Savings and Investment Plan, and the Company's Employee Stock Ownership Plan shall be aggregated, as provided in Section 416(g)(2)(A) of the Internal Revenue Code.

     d. Vesting Schedule: Employees shall acquire a vested interest in an annuity under the Plan in accordance with the following schedule:

          20% of the accrued benefit under Section 4a. after two (2) Anniversary Years of Creditable Service; 40% of the accrued benefit under Section 4a. after three (3) Anniversary Years of Creditable Service; 60% of the accrued benefit under Section 4a. after four (4) Anniversary Years of Creditable Service; 80% of the accrued benefit under Section 4a. after five (5) Anniversary Years of Creditable Service; and 100% of the accrued benefit under Section 4a. after six (6) Anniversary Years of Creditable Service.

     e. Minimum Benefit Rule: A Non-Key Employee's benefit shall not be less than the lesser of: 2% of his average compensation during the testing period, not exceeding the compensation limitation under Section 416(d) of the Internal Revenue Code and applicable regulations, multiplied by those years of service with the employer on or after January 1, 1984 in which this Plan is determined to be top-heavy or 20% of his average compensation during the testing period; provided, however, that any minimum benefit provided under this Section 16 shall be offset by the actuarial equivalent of the value of the employer's contributions to the Company's Savings and Investment Plan and the Company's Employee Stock Ownership Plan on the Non-Key Employee's behalf. Such actuarial equivalent shall be calculated using the Pension Benefit Guaranty

Corporation immediate annuity lump sum factor, with male and female factors equally weighted, in effect three (3) months prior to termination of employment. All accruals derived from employer contributions, whether or not attributable to years in which the Plan is top-heavy, may be used in determining whether the minimum accrued benefit requirements for a Non-Key Employee has been satisfied.

     f. If the Plan becomes subject to the adjustments pursuant to Section 416(h) of the Internal Revenue Code, the defined benefit plan fraction described in Section 415(e)(2)(B) and the defined contribution fraction described in
Section 415(e)(3)(B) shall be applied by substituting 1.0 for 1.25 in the denominator of each fraction.

     g. If the Plan becomes top-heavy and in a subsequent year ceases to be top-heavy, the vesting schedule under Section 16d. shall revert to the vesting schedule under Section 4c. of the Plan provided, however, that any employee who has completed at least five (5) or more years of Creditable Service at the time the Plan ceases to be top-heavy and who had at least one (1) hour of service while the Plan was a top-heavy plan, shall be entitled to elect, within a reasonable period (such period to be determined by the Retirement Committee when relevant but in no event no earlier than 60 days following the latest of (i) the date upon which the reversion to the prior vesting schedule became effective, or
(ii) the day the employee is issued written notice by the Retirement Committee that the prior schedule is applicable), whether the vesting schedule in Section 16d. or in Section 4c. is applicable to his benefit.

                                  SCHEDULE A
                      List of Eligible Groups or Classes
                      ----------------------------------


     Groups or Classes eligible for participation in the Retirement Annuity Plan (except in each case employees covered by a collective bargaining agreement that does not provide for coverage of such employees under the Plan):

1.   All employees in the service of Pfizer Inc at the following locations:

     New York Headquarters, New York, New York
     Brooklyn Plant, Brooklyn, New York
     Groton Plant and Research Laboratories, Groton, Connecticut
     Vigo Plant and Research Laboratories, Terre Haute, Indiana
     Washington Office, Washington, D.C.
     Atlanta Branch, Doraville, Georgia
     Chicago Branch, Hoffman Estates, Illinois
     Clifton Branch, Clifton, New Jersey
     Dallas Branch, Dallas, Texas
     Parsippany Plant, Parsippany, New Jersey
     Irvine Branch, Irvine, California
     Lee's Summit Plant, Lee's Summit, Missouri
     Aviation Department, West Trenton, New Jersey
     Lincoln, Nebraska
     West Chester, Pennsylvania
     Exton, Pennsylvania
     Miami, Florida
     Omaha, Nebraska
     White Hall, Illinois
     Albany, New York
     Arlington, Texas
     Ashland, Virginia
     Englewood, Colorado
     Marietta, Georgia
     Olive Branch, Mississippi
     Orlando, Florida
     Sacramento, California
     South Bend, Indiana
     Memphis, Tennessee

2. Headquarters Foreign Residents in the service of a foreign subsidiary (as defined in Section 3121(1)(8) of the Internal Revenue Code) of Pfizer Inc who are United States citizens employed outside the continental limits of the United States.

3. All Field Sales Personnel in the service of the following groups or divisions of Pfizer Inc:

     Pfizer Laboratories
     Animal Health Group
     Roerig
     Consumer Health Care Group
     Pratt
     National Health Care Operations
     Specialty
     Powers Rx

     Pfizer Corporation Carolina

4.   All employees in the service of the following Associate Companies:

     Pfizer International Inc.
     Howmedica, Inc.
     Howmedica Management and Technical Services, Ltd.
     Pfizer Pharmaceuticals, Inc.
     Shiley Heart Valve Research Center
     Valleylab, Inc.
     Strato/Infusaid, Inc.
     Schneider (USA) Inc., a Pfizer Company
     American Medical Systems, Inc.
     NAMIC USA Corporation
     Corvita Corporation
     Howmedica Leibinger Inc.

5. All employees employed in Puerto Rico by Pfizer Corporation, an Associate Company.

                                  SCHEDULE B
                             Vested Benefit Table
                             --------------------


     The following table sets forth the percentages which will apply at the ages indicated in the computation of vested benefits:

                       Age                Percentage
                       -----------------------------
                       65                        100
                       64                         94
                       63                         88
                       62                         82
                       61                         76
                       60                         70
                       59                         64
                       58                         58
                       57                         52
                       56                         46
                       55                         40

                                 SCHEDULE C
                                 Early Retirement Table
                                 ----------------------


     The following table sets forth the percentages which will apply at the ages indicated in the computation of early retirement benefits:

                       Age                 Percentage
                       ------------------------------

                       65                         100
                       64                          96
                       63                          92
                       62                          88
                       61                          84
                       60                          80
                       59                          76
                       58                          72
                       57                          68
                       56                          64
                       55                          60

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